UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On March 6, 2018, the Board of Directors (the “Board”) of Adamas Pharmaceuticals, Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board (the “Committee”) of 2018 annual base salaries, 2017 cash bonuses, and equity awards for the Company’s executive officers (each an “Executive”), as set forth below.

2018 Annual Base Salaries and 2017 Cash Bonuses
Approved the following 2018 annual base salaries, to be effective January 1, 2018, and the cash bonuses for performance in 2017, for the Executives listed below:

Name	Title	2018 Annual Base Salary	2017 Cash Bonus
Gregory T. Went, Ph.D.	President and Chief Executive Officer	550,000	384,244
Richard A. King	Chief Operating Officer	488,800	172,445
Alfred G. Merriweather	Chief Financial Officer	420,000	110,071
Rajiv Patni	Chief Medical Officer	424,000	216,000
Jennifer J. Rhodes	Chief Business Officer and General Counsel	408,000	216,000

Equity Awards
Approved the following grants of stock options to purchase shares of the Company’s common stock, and restricted stock units (“RSUs”), pursuant to the Company’s 2014 Equity Incentive Plan, for the Executives listed below:

Name	Title	Stock Options	RSUs
Gregory T. Went, Ph.D.	President and Chief Executive Officer	123,750	20,625
Richard A. King	Chief Operating Officer	66,000	11,000
Alfred G. Merriweather	Chief Financial Officer	50,250	8,375
Rajiv Patni	Chief Medical Officer	54,750	9,125
Jennifer J. Rhodes	Chief Business Officer and General Counsel	37,500	6,250

The stock options granted to each Executive has an exercise price equal to $25.66, the closing price of the Company’s common stock on the date of grant, and vest in equal monthly installments over four years. The RSUs vest with respect to 25% on each of the first, second, third, and fourth annual anniversaries of March 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	March 9, 2018	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Chief Business Officer and General Counsel